EXHIBIT 21 -- SUBSIDIARIES OF REGISTRANT



Subsidiaries of the Company, all of which are wholly-owned and are included in the consolidated financial statements, are as follows:


Name                                           State or Country of Incorporation
----                                           ---------------------------------
Boschert Incorporated                          California
C.P. Power Products (Zhong Shan) Co., Ltd.     People's Republic of China
Computer Products Asia-Pacific Limited         Hong Kong
Computer Products (France) SARL                France
Computer Products GmbH                         Germany
Computer Products Power Conversion Limited     England
Heurikon Corporation                           Wisconsin
Power Products (Ireland), Ltd.                 Cayman Islands, B.W.I.
Power Products, Ltd.                           Cayman Islands, B.W.I.
RTP Corp.                                      Florida
RTP Foreign Sales Corporation                  U.S. Virgin Islands
Stevens-Arnold, Inc.                           Massachusetts
Wealth Scene Limited                           Hong Kong